UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 7, 2006

OMNICOM GROUP INC.
(Exact Name of Registrant as Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	1-10551 (Commission File Number)	13-1514814 (IRS Employer Identification No.)

437 Madison Avenue, New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrants’ telephone number, including area code: (212) 415-3600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13c under the Exchange Act

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On December 7, 2006, the Board of Directors of Omnicom Group Inc. (“Omnicom”), upon the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors of Omnicom, approved the adoption of the Omnicom Group Inc. Senior Executive Restrictive Covenant and Retention Plan (the “Plan”) for certain executive officers of Omnicom selected to participate by the Committee. The Committee subsequently approved the Form of Award Agreement (the “Award Agreement”) pursuant to the terms and conditions of the Plan. The Plan was adopted to secure non-competition, non-solicitation, non-disparagement and consulting agreements with such executive officers, and to strengthen the retention aspect of executive officer compensation. The Plan becomes effective on December 15, 2006.

To receive payments under the Plan, participants must comply with certain non-competition, non-solicitation, non-disparagement and other restrictive covenants, and must be available to provide advisory and consultant services to Omnicom, until the close of the last calendar year in which the participant is entitled to receive the payments. In addition, participants in the Plan must surrender any rights to receive payments under any qualified or nonqualified defined benefit pension plans of Omnicom and its subsidiaries.

The Plan provides for annual payments to its participants upon termination following at least seven years of service with Omnicom or its subsidiaries. A participant’s annual benefit is payable for the 15 consecutive calendar years following termination, and is equal to the lesser of (i) the participant’s final average pay times an applicable percentage and (ii) $1,250,000 (subject to cost-of-living adjustments). Each participant’s final average pay is equal to the average of the participant’s three highest years of pay during the participant’s employment with Omnicom or its subsidiaries. Each participant’s applicable percentage is equal to 5% plus 2% for each of the participant’s years of service (or partial year of service) as an executive officer of Omnicom up to a maximum of 35%.

A participant’s benefit under the Plan becomes payable upon the later of (i) the participant’s attainment of age 55 and (ii) the calendar year following the calendar year in which the participant’s employment with Omnicom or its affiliates terminates, subject to a six-month delay to comply with Section 409A of the Internal Revenue Code, as applicable.

The Plan is administered by the Committee and may be terminated, suspended or amended, in whole or in part, by the Committee at any time, provided, that no termination, suspension or amendment may adversely affect the benefits or rights of a participant in the Plan in a material manner without the consent of such participant.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The Award Agreement provides that, subject to the participating executive’s compliance with the terms of the Plan, the participating executive shall be entitled to receive a benefit under the Plan, subject to and in accordance with the Plan’s terms. The foregoing description of the Award Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Award Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following is filed herewith:

Exhibit Number	Description

10.1	Senior Executive Restrictive Covenant and Retention Plan of Omnicom Group Inc., dated December 7, 2006

10.2	Form of Award Agreement under the Senior Executive Restrictive Covenant and Retention Plan

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Omnicom Group Inc.

Date: December 13, 2006

By: /s/ Michael J. O’Brien
Name: Michael J. O’Brien Title: Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Senior Executive Restrictive Covenant and Retention Plan of Omnicom Group Inc., dated December 7, 2006

10.2	Form of Award Agreement under the Senior Executive Restrictive Covenent and Retention Plan